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                                                                   Exhibit 10.26

                               SECURITY AGREEMENT


         SECURITY AGREEMENT dated as of February 27, 2003, between Titan PCB East, Inc., a Delaware corporation (the "Company"), and Personal Resources Management, Inc. (the "Collateral Agent") as Collateral Agent on behalf of the Purchasers of the Note (as defined herein) as identified on Exhibit A attached hereto (collectively, the "Secured Parties" and each individually, a "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, the Company proposes to issue and sell a senior secured note (the "Note") to the Secured Parties pursuant to a Security Purchase Agreement, dated as of the date hereof, among the Company, Ventures-National Incorporated, a Utah corporation and parent of the Company and the Secured Parties;

         WHEREAS, the Secured Parties are willing to purchase the Note only upon the condition, among others, that the Company shall have executed and delivered this Security Agreement to the Collateral Agent for the benefit of the Secured Parties;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Collateral Agent hereby agree for the benefit of the Secured Parties as follows:

         1. Defined Terms. As used in this Security Agreement, terms defined in the Note shall have the meanings assigned to them therein, unless otherwise defined herein, and the following terms shall have the following meanings:

         "Accounts" means all "accounts" and "deposit accounts" as such terms are defined in the UCC and, to the extent not included within such definitions, all accounts receivable, book debts and other forms of obligations, whether arising out of goods sold or services rendered by the Company or from any other transaction, including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC, and all the Company's rights in, to and under all purchase orders or receipts for goods or services, all of the Company's rights to any goods represented by any of the foregoing, all moneys due or to become due to the Company under all contracts for the sale of goods or the performance of services or both by the Company (whether or not yet earned by performance on the part of the Company or in any other transaction), now in existence or hereafter occurring, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

         "Collateral" means all (a) Accounts, (b) Contracts, (c) Equipment and Licenses, (d) Furniture and Fixtures, (e) General Intangibles, (f) Inventory,
(g) cash and cash accounts, (h) Miscellaneous Items and (i) Proceeds, if any, but, notwithstanding anything herein to the contrary, shall not include the Excluded Collateral.

         "Agency Agreement" means the Agency Agreement dated as of the date hereof by and among the Collateral Agent and the Secured Parties, as amended from time to time.

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         "Contracts" means the contracts entered into by the Company, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, including, with respect to an Account, any agreement relating to the terms of performance thereof, (b) all rights of the Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Company to perform and to exercise all remedies thereunder.

          "Equipment and Licenses" means all "equipment" as such term is defined in the UCC and, to the extent not included within such definition, all machinery, equipment, furnishings, vehicles and supplies (installed and uninstalled), and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed or to be installed thereon or affixed or to be affixed thereto, and all franchises, licenses, permits and operating rights authorizing or relating to the Company's rights to operate and maintain its business, whether now owned or hereafter acquired by the Company.

         "Excluded Collateral" means the equipment leases and other assets set forth on Schedule I hereto.

         "Furniture and Fixtures" means all of the Company's right, title and interest in and to all furniture and fixtures in which the Company has an ownership, leasehold or similar legal interest, whether now owned or hereafter acquired by the Company.

         "General Intangibles" means all "general intangibles" as such term is defined in the UCC and, to the extent not included within such definition, all personal property, goodwill, permits, customer lists, Patents, copyrights, proprietary or confidential information, inventions (whether patented or patentable or not), technical information, procedures, trademarks, trademark applications, trade names, trade secrets, designs, payment intangibles (as defined in the UCC), software (as defined in the UCC), data, databases, processes, models, drawings, materials and records, industrial or intellectual property or rights therein, whether under license or otherwise, all right, title and interest in any of the foregoing, including, without limitation, all rights to receive payment or property upon or in connection with any transfer of any license, claims for tax refunds, tax refund amounts and rights of indemnification, in each case, whether now owned or hereafter acquired by the Company.

         "Inventory" shall mean all "inventory" as such term is defined in the UCC and to the extent not included within such definition, all inventory, supplies, merchandise, good and other personal property of whatsoever nature and kind, and wherever situated, including, without limitation, any inventory held for lease or sale or that are furnished or are to be furnished under a contract of service, or that constitute raw materials, components, work in process, finished goods, goods in transit, materials used or consumed or to be used or consumed in the Company's business, packing and shipping materials, and all accretions and accessions thereto, trust receipts and similar documents covering the same products, whether now owned or hereafter acquired by the Company.

         "Investment Property" shall mean all "investment property" as such term is defined in the UCC.


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         "Lien" shall mean, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction); provided that leases to which the Company is a party as lessor shall not be Liens.

         "Miscellaneous Items" shall mean all goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, cash accounts, deposits, letter of credit rights, certificates of deposit, stock or share certificates (including, without limitation, the stock of any subsidiaries of the Company now existing or hereafter created or acquired) and licenses and other rights in intellectual property not otherwise included as "collateral" hereunder and including, without limitation, all other investment property of the Company to the extent not otherwise included above, including all securities, security entitlements, securities accounts and commodity contracts, whether now owned or hereafter acquired by the Company.

         "Obligations" shall mean all the unpaid principal amount of and accrued interest on the Note and all other obligations and liabilities of the Company to the Collateral Agent and the Secured Parties now existing or hereafter incurred, under, arising out of or in connection with the Note or any additional promissory notes issued by the Company to the Secured Parties or any other Security Document (including, without limitation, this Security Agreement).

         "Patents" shall mean all the following: (i) all letters patent of the United States or any other country, all registrations and records thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or any successor thereto or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

         "Proceeds" shall mean, to the extent not otherwise included as "Collateral" hereunder, all "proceeds", as such term is defined in the UCC, of each item of Collateral, and, to the extent not included within such definition, any and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease, license, exchange or other disposition of any property or interest therein referred to herein, together with all proceeds of any policies of insurance covering any item of Collateral, any and all proceeds of any award with respect to the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the property or assets of the Company, any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any property or assets of the Company, any rebates or refunds, whether for taxes or otherwise, and any and all other amounts from time to time paid or payable (in whatever form) under, in connection with or with respect to any property or assets of the Company, and all proceeds of any such proceeds, whether now existing or hereafter arising.

         "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented.


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         "Security Documents" shall mean, collectively, this Security Agreement and any other collateral security document executed and delivered in connection herewith, all as the same may be amended, modified or supplemented from time to time.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, or by the laws of a jurisdiction other than a state of the United States, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction or such other laws, as the case may be, for purposes of the provisions hereof relating to such attachment, perfection or priority.

         2. Grant of Security Interest; Pledge. As collateral security for the prompt and complete payment and performance when due of all the Obligations and in order to induce the Secured Parties to purchase the Note, all in accordance with the terms thereof, the Company hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, their successors and assigns, a security interest in all the Company's right, title and interest in, to and under the Collateral, whether now existing or hereafter from time to time acquired.

         3. Rights of the Secured Parties.

                  (a) It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Collateral Agent nor the Secured Parties shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or its assignment to the Collateral Agent for the benefit of the Secured Parties or the receipt by the Collateral Agent for the benefit of the Secured Parties of any payment relating to any Contract pursuant hereto, nor shall the Collateral Agent or the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Contract, or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance in the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) The Collateral Agent on behalf of the Secured Parties authorizes the Company to collect the Accounts and the Collateral Agent may after the occurrence of any Event of Default (as defined in the Note) and while it is continuing, without cause upon notice, curtail or terminate said authority at any time. If required by the Collateral Agent at any time after the occurrence of an Event of Default and while it is continuing, any Proceeds, when collected by the Company, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents received in payment of any Account or in payment for any Inventory or on account of any Contract shall be promptly deposited by the Company in precisely the form received, except for its endorsement when required, in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over, shall be deemed to be held in trust by the Company for and as the Secured Parties' property and shall not be commingled with the Company's other funds. Such Proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. If an Event of Default shall have occurred and be continuing under the Note, at any time in the Collateral Agent's election in accordance with Section 8 hereof, the Collateral Agent shall apply all or any part of the funds on deposit in said special account on account of the principal of and/or interest on any of the Obligations, the order and method of such application to be determined in accordance with this Security Agreement and the Note and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Company. At the Collateral Agent's request, the Company shall deliver to the Collateral Agent copies of all documents evidencing, and relating to, the sale and delivery of Inventory or the performance of labor or service which created the Accounts, including, but not limited to, all original orders, invoices and shipping receipts.



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                  (c) The Collateral Agent may, but shall have no obligation to, after the occurrence of an Event of Default and while it is continuing, notify account debtors and parties to the Contracts that the Accounts and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured
Parties and that payments shall be made directly to the Collateral Agent or, upon the request of the Collateral Agent, the Company will so notify such account debtors and parties to the Contracts. The Collateral Agent may at any time, but shall have no obligation to, in the name of the Company or in the name of others, or after the occurrence of an Event of Default and while it is continuing in its own name or in the name of others communicate with account debtors and parties to the Contracts in order to verify with them to the Collateral Agent's satisfaction the existence, amounts and terms of any Accounts or Contracts.

                  (d) The Collateral Agent shall have the right, but shall have no obligation, to make test verifications of the accounts receivable in any manner and through any medium that it considers advisable, and the Company agrees to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. The Company at its expense will cause independent certified public accountants satisfactory to the Collateral Agent to prepare in connection with any annual audit of the Company and to furnish to the Collateral Agent at any time and from time to time (but no more frequently than once in any six-month period) promptly upon the Collateral Agent's request the following reports: (i) reconciliation of all accounts receivable, (ii) an aging of all accounts receivable, (iii) trial balance, and
(iv) a test verification of such accounts receivable as the Collateral Agent may request.

                  (e) The security interest granted to the Collateral Agent for the benefit of the Secured Parties shall continue in full force and effect until terminated in accordance with Section 15 of the Security Agreement.

         4. Representations and Warranties. The Company hereby represents and warrants that:


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                  (a) Except for the security interest granted to the Collateral
Agent pursuant to this Security Agreement, the Company is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all liens, claims or rights of others.

                  (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed by the Company in favor of the Collateral Agent, pursuant to this Security Agreement, (ii) as permitted to exist under this Security Agreement with respect to Liens, or (iii) such documents or instruments which remain on file or of record but which relate to Liens or security interests which the Company hereby warrants have been fully discharged and terminated.

                  (c) Upon the filing of appropriate financing statements under the UCC in the locations and manner specified in Schedule II hereto, this Security Agreement will constitute a valid and continuing Lien on and security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of the Collateral Agent for the benefit of the Secured Parties, and shall be enforceable as such as against creditors of and purchasers from the Company. All action of the Company that the Collateral Agent reasonably requests that is necessary to establish, perfect, preserve and protect the security interest of the Collateral Agent and its successors and assigns in each such item of the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC will be duly taken in the locations and manner specified in Schedule II hereto and all fees and other charges due and payable in connection with such filings will be paid by the Company.

                  (d) The Company's chief executive office, and the locations where the Company's records concerning the Collateral are kept, is in Amesbury, MA. The Company's jurisdiction of incorporation is the state of Delaware. The Company's exact legal name is as set forth in the first paragraph of this Security Agreement.

                  (e) The amounts represented by the Company to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the accounts receivable will at such time represent accounts receivable which have arisen from bona fide transactions.

                  (f) Each Contract and Account is a bona fide, valid and legally enforceable obligation of the Company and, to the Company's knowledge, the account debtor in respect thereof. All consents, licenses, approvals or authorizations of, or resignations or declarations with, any governmental authority required to be obtained, effected or given in connection with the execution, delivery and performance of each Contract by each party thereto have been duly obtained, effected or given, are in full force and effect and do not subject the scope of such Contract to any material adverse limitation, either specific or general in nature.

         5. Covenants. The Company covenants and agrees with the Collateral Agent that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

                  (a) Further Actions and Documentation.


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                           (i) The Company will, at the request of the
Collateral Agent, (x) promptly correct any defect, error or omission which may be discovered in any Security Document, or any other instrument executed in connection therewith, or evidencing or securing the Note; (y) execute, acknowledge, deliver, record and file such further instruments (including, without limitation, further security agreements, assignments, powers, financing statements and continuation statements and any financing or continuation statement) deemed advisable by the Collateral Agent, and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Agreement and the other Security Documents, and to more fully identify and subject to the Liens and security interests herein and therein created and property intended to be covered hereby and thereby, including, without limitation, any renewals, additions, substitutions, appurtenances, Proceeds or products of the Collateral; the Company shall pay all costs connected with any of the foregoing.

                           (ii) In connection with its obligations under
paragraph (i) of this Section 5(a), the Company will, following a request from the Collateral Agent therefor, cause to be delivered to the Collateral Agent, on or before December 1 of the year in which such request is received, an opinion of counsel to the Company dated no earlier than the November 1 next preceding such December 1 (provided that the Collateral Agent's request is received sufficiently in advance of such November 1 as to allow adequate time for counsel to the Company to prepare such opinion), and stating that, in the opinion of such counsel, no recording, registration or filing, or re-recording, re-registration or re-filing of any of the Security Documents or any other instrument or document (including, without limitation, any financing or continuation statement), and no payment of any mortgage registration, recording, filing or other tax or fee or any other action is then necessary in order to create, preserve, maintain or protect the Liens or security interests created by the Security Documents and the rights of the Collateral Agent thereunder, in any jurisdiction or any jurisdiction wherein a Lien on after-acquired property has, subsequent to the date hereof, arisen; (y) either stating that, in the opinion of such counsel, no such action will, under existing law, be necessary in the future for such purposes or, if under existing law any such action will be necessary in the future for such purposes, specifying such action; and (z) reciting the details of any such action taken since the date of the previous opinion of counsel (or, if no such opinion has previously been delivered, the date of this Security Agreement) delivered to the Secured Party pursuant to this paragraph.

                  (b) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

                  (c) Indemnification. In any suit, proceeding or action brought by the Collateral Agent under any Contract or Account for any sum owing thereunder, or to enforce any provisions of such Contract or Account, the Company will save, indemnify, defend and keep the Collateral Agent harmless from and against all expense (including attorney's fees and disbursements), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of or claimed to have arisen out of a breach by the Company of any obligation thereunder arising out of or claimed to have arisen out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Company, and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Collateral Agent; provided, that the Company shall have no liability under this subparagraph (c) with respect to any expense, loss or damage suffered as a result of the gross negligence or willful misconduct of the Collateral Agent.


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                  (d) Compliance with Laws, etc. The Company will comply, in all material respects, with all applicable laws and regulations and all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of the Company's business; provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner as long as such action could not (as far as may be reasonably foreseen) adversely effect the Collateral Agent's rights or the priority of its security interest in the Collateral.

                  (e) Payment of Obligations. The Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) the failure to pay or any such proceedings do not involve any immediate danger of the sale, forfeiture or loss of any material portion of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

                  (f) Limitation on Liens on Collateral. The Company will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right in or to the Collateral other than Liens pursuant to this Security Agreement, and will defend the right, title and interest of the Collateral Agent in and to any of the Company's rights in and to the Collateral and in and to the Proceeds and products thereof against the claims and demands of all persons or entities whomsoever.

                  (g) Limitation on Dispositions of Collateral. The Company will not sell, assign, transfer, lease or otherwise dispose of any of the Inventory, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business. The Company will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated, if such act or omission could reasonably be expected to have a material adverse effect on the financial condition and business operations of the Company.

                  (h) Further Identification of Collateral. The Company will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (i) Notices. The Company will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral and known to the Company, (ii) of any material change in the composition of the Collateral, and (iii) of any occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder. The Company also will notify the Collateral Agent promptly upon becoming aware of any default or event of default, or any state of facts which, but for the passage of time or notice would constitute a material default, poses a risk of material default or material event of default, under any Contract, which notice shall set forth the details of any such default, event of default or state of facts, the action that the Company is taking or proposing to take with respect thereto and the applicable grace period for curing any such default or event of default under such Contract.

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                  (j) Right of Inspection. The Collateral Agent shall at all times during normal business hours and upon reasonable notice have full and free access to all the books, correspondence and records of the Company relating to the Collateral (but excluding documents or information subject to attorney-client privilege and information the disclosure of which is prohibited by a bona find confidentiality agreement), and the Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Collateral Agent, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Subject to compliance with the Company's contractual obligations with respect to Inventory located on properties not owned or leased by the Company, the Collateral Agent and its representatives shall at all times during normal business hours and upon reasonable notice, also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interest therein.

                  (k) Change of Name; Location of Collateral; Records; Place of Business. The Company agrees to notify the Collateral Agent no less than 30 days in advance in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the state in which it is organized, (iii) in its identity or corporate structure, or any other action that would adversely affect the security interest granted hereunder. The Company agrees to reasonably assist the Collateral Agent in the event the Company effects or permits any change referred to in the preceding sentence with all filings to be made under the UCC or otherwise that are required in order for the Collateral Agent as collateral agent for the Purchasers to continue at all times to have a valid, legal and perfected continuing security interest of first priority in all the Collateral. The Company agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by the Company is damaged or destroyed.

                  (l) Collateral Agent Fees. The Company shall pay (or reimburse the Collateral Agent for) all reasonable expenses of the Collateral Agent under this Security Agreement or the Agency Agreement among the Collateral Agent and the Secured Parties, including without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Collateral Agent may employ in connection with the negotiation and execution of this Security Agreement and the Agency Agreement and the exercise and performance of its rights and duties hereunder and thereunder.

                  (m) Possession. The Company shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement. Where Collateral is in the possession of a third party, and the Collateral Agent so requests, the Company will join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest therein and using commercially reasonable efforts to obtain an acknowledgement from the third party that is holding the Collateral for the benefit of the Collateral Agent.

                  (n) Control. If the Collateral Agent so requests, the Company will cooperate with the Collateral Agent in obtaining control (including "Control" as contemplated by Section 9-312 of the UCC) with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-credit rights and Electronic chattel paper.

                  (o) Marking of Chattel Paper. The Company will not create any Chattel Paper (as such term is defined in the UCC) without placing a legend on the Chattel Paper acceptable to Collateral Agent indicating that the Collateral Agent, on behalf of the Purchasers, has a security interest in the Chattel Paper.

         6. The Collateral Agent's Appointment as Attorney-in-Fact.

                  (a) The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (but not the duty) in the place and stead of the Company and in the name of the Company or in their own names, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and hereby gives the Collateral Agent the power, and right, (but not the duty) on behalf of the Company to do the following:

                           (i) upon the occurrence of an Event of Default and
while it is continuing, to ask, demand, collect, receive and give acquittances and receipt for any and all moneys due and to become due under any Contract or Account and, in the name of the Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or Account and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Contract or Account whenever payable;

                           (ii) to pay or discharge any taxes, Liens, security
interests or other encumbrances levied or placed on or threatened against the Collateral (other than the Liens created hereunder), to effect any repairs or any insurance called for by the terms of this Security Agreement or the Note and to pay all or any part of the premiums therefor and the costs thereof, if, in any such case, either (A) the Company shall fail to make such payment or effect such discharge, repair or insurance within five business days after the Collateral Agent gives notice to the Company therefor, or (B) the Collateral Agent reasonably believes that such action is necessary to protect the value of the Collateral, its security interest herein or the perfection or priority of such security interest; and

                           (iii) upon the occurrence of an Event of Default and
while it is continuing, and in each case in compliance with applicable law (A) to direct any party liable for any payment under any of the Contracts or Accounts to make payment of any and all moneys due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any of the rights in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and (H) to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral or the Collateral Agent's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

         The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue thereof. The Collateral Agent shall provide prompt written notice to the Company of any actions by the Collateral Agent taken in connection with the foregoing power of attorney. This power of attorney is a power coupled with an interest and shall be irrevocable until terminated in accordance with Section 15 thereof.

                  (b) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. There are no implied duties upon the Collateral Agent hereunder and the Collateral Agent shall have only those duties which are expressly provided for herein. The collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such power and neither it nor any of its officers, directors, employees or Agents shall be responsible to the Company, the Secured Parties, or any other person for any act or failure to act, except for its gross negligence or willful misconduct.

                  (c) The Company also authorizes the Collateral Agent, after the occurrence of an Event of Default and while it is continuing, (i) to communicate in its own name with any account debtor or any part to any Contract with regard to the assignment of the Accounts or Contracts hereunder and other matters relating thereto and (ii) at any time and from time to time to execute in connection with the sale provided for in paragraph (b) of Section 8 of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         7. Performance by the Collateral Agent of the Company's Obligation. If the Company fails to perform or comply with any of its agreements contained here and the Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent reasonably incurred in connection with such performance or compliance, (including the fees an disbursements of its counsel, agents and representatives) together with interest thereon at the rate provided for in respect of the Note, shall be payable by the Company to the Collateral Agent on demand and shall constitute obligations secured hereby.

         8. Remedies, Rights Upon Default.

                  (a) If an Event of Default shall occur under the Note and be continuing:

                           (i) All payments received by the Company under or in
connection with any of the
Collateral shall be held by the Company in trust for the Collateral Agent, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Collateral Agent, in the same form as received by the Company (duly endorsed by the Company to the Collateral Agent, if required); and

                           (ii) Any and all such payments so received by the
Collateral Agent (whether from
the Company or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent as collateral security, for/or then or at any time thereafter applied in whole or in part by the Collateral Agent against all or any part of the Obligations. Any balance of such payments held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

                  (b) If any Event of Default shall occur and be continuing:

                           (i) The Collateral Agent may exercise in addition to
all other rights and remedies granted to it in this Security Agreement, and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC; and

                           (ii) Without limiting the generality of the
foregoing, the Company expressly agrees, that, subject to applicable law, in any such event the Collateral Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company (all and each of which demands and/or notices are hereby expressly waived), may (but shall be under no duty to) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so) or any part hereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Collateral Agent's offices or elsewhere at such prices as the Collateral Agent may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk, in all cases in a commercially reasonable manner and in compliance with applicable law. The Collateral Agent shall have the right (but not the duty) upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, subject to any right to equity of redemption in the Company. The Company further agrees, at the Collateral Agent's request, to assemble the Collateral, make it available to the Collateral Agent at places which the Collateral Agent may reasonable select, whether at the Company's premises or elsewhere. The Collateral Agent shall apply the Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, to the payment of the Obligations, allocated among the Secured Parties in proportion as nearly as practicable to the respective outstanding principal amounts of Note held by such Secured Parties (with first priority to repayment of any amounts owing to the Collateral Agent), the Company remaining liable for any deficiency remaining unpaid after such application. To the extent permitted by applicable law, and, provided the Collateral Agent acts in a commercially reasonable manner as required by applicable law, the Company waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral. The Company agrees that the Collateral Agent need not give more than 15 days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Company at its address as set forth in Section 10 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. If the Proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent is entitled, the Company shall be liable for the fees of any attorneys or Agents employed by the Collateral Agent to collect such deficiency.

                  (c) The Company also agrees to pay on demand all fees, costs and expenses of the Collateral Agent, including all reasonable attorneys' fees, incurred with respect to the Collection of any of the Obligations and the enforcement of any of their respect rights hereunder, including, without limitation, all fees, costs and expenses incurred in connection with any advice, suits, appeals, insolvency or other proceedings under the federal bankruptcy code or otherwise.

                  (d) The Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and not otherwise expressly contemplated by this Security Agreement) of any kind in connection with this Security Agreement or any Collateral.

         9. Limitation on the Collateral Agent's Duty in Respect of Collateral.

         Beyond the safe custody thereof in accordance with commercially reasonable standards, the Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees or any income thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         10. Notices. Any notice herein required or permitted to be given shall be given by depositing the same in the United States first class mail, postage prepaid, or hand delivered or transmitted by facsimile, in any case with a copy sent by overnight courier service, and addressed to the parties as follows:

         To the Company:

Titan PCB East, Inc.
2 Industrial Way
Amesbury, MA 01913

         with copies to:

Robert S. Brown, Esq.
Reitler Brown LLC
800 Third Avenue
21st Floor
New York, NY 10022

         To the Collateral Agent:

Personal Resources Management, Inc.
171 Madison Avenuem, Suite 1333
New York, New York 10016

or to such other place or places as any of the parties shall designate by written notice to other courts.

         11. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction if to so do would not deprive a party of the substantial benefit of its bargain.

         12. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless made conspicuously in writing, signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise, or any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any right power or privilege. The rights and remedies hereunder provided are cumulative and may be exercise singly or concurrently and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, released, altered, modified or amended except by an agreement in writing, duly executed by the Company and the Collateral Agent.

         13. Successors and Assigns; Governing Law. This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns, including all holders from time to time of any Note. This Security Agreement shall be governed by and be construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Company hereby agrees that any suit to enforce any provisions of this Security Agreement or arising out of or based upon this Security Agreement may be brought in any state or federal court located in the State of New York, City of New York.

         14. Further Indemnification. The Company agrees to pay, defend and save the Collateral Agent harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sale or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any or future transactions contemplated by this Security Agreement.

         15. Term of Security Agreement. The term of this Security Agreement shall commence on the date hereof and this Security Agreement shall continue in full force and effect and be binding upon the Company until all of the Obligations have been fully paid and performed and such payment and performance has been acknowledged in writing by the Collateral Agent, whereupon this Security Agreement (including without limitation the provisions of Section 6 hereof) shall terminate and the Collateral Agent shall upon the Company's request execute such termination statements under the UCC and other instruments as may be necessary or appropriate to reflect the termination of the security interest granted hereunder.

                  IN WITNESS WHEREOF, the Company and the Collateral Agent have caused this Security Agreement to be executed by their duly authorized officers as of the date first set forth above.



                              TITAN PCB EAST, INC.

                              By:  /s/ David Marks
                                   -----------------------------
                                   Name: David M. Marks
                                   Title: Chairman


                              PERSONAL RESOURCES MANAGEMENT, INC.
                                   As Collateral Agent for the Benefit
                                   of the Secured Parties

                              By:  /s/ Fredric Kudish
                                   -----------------------------
                                   Name: Fredric Kudish
                                   Title: President

                                   SCHEDULE I

                               Excluded Collateral

1. The following collateral covered by Banc One Leasing Financing Statement

One MP-940 Moving Probe Tester, Serial # 70727600, 26" x 31" Panel,
  24" x 30" Test Area, 4 Probe Units w/ 4 CCD
Cameras, Pneumatic Clamp and Servo Driven Tension SYS;
One High Speed Phase Difference Measurement (PDM) Included;
One Automatic Image Processing For PCB Alignment and Deskewing Included;
One MP-940 Controller-300 MGZ Pentium Workstation Included;
One MCM High Speed Low Mass Probe Units;
One Fixmaster to Probemaster Single User Upgrade, Ver. 1.27;
One Cammaster for Windows Ver. 5.0;
One Verify! for Windows Beta Ver. 2.33;
One Fixmaster for Windows Release Ver. 5.0 End User ID: Eastern Manuf. Corp.
  3635 AFVS-QVS Automated Verification
300 MHZ Pentium Server, 2 EA Barcode Printers (Trace Tester), 2 Ea Scan Wands,
  QVS Site License for 2;
One 4 Ea. Color Camera Upgrades End User ID Easter Manuf. Corp. #4687
One Verify! Single User License Ver. 2.4 ;
One Verify! For Windows Beta Ver. 2.33 End User ID Eastern Manuf. Corp. #4686; One 500 Volt Upgrade Electronics and Softward


2. The Company's option to acquire certain real estate - proceeds from any sale thereof not excluded.

                                   SCHEDULE II


                                            Filings


1. Delaware - Form UCC-1

                                    Exhibit A


                                 Secured Parties



Name of Secured Party                                                                 Principal Amount of Note
---------------------                                                                 ------------------------
Robert Bitton                                                                                       $50,000.00
William Morando                                                                                     $60,000.00
William F Mordando Trustee, Mary Ann Chickosky Trustee u/w/o                                        $50,000.00
William R Morando
Charles E. Gross                                                                                    $50,000.00
John DeWees                                                                                         $30,000.00
Henry Hackel                                                                                       $150,000.00

David Hungerford -                                                                                 $100,000.00
Joel Gold                                                                                              $50,000
Leah Rapps                                                                                         $100,000.00
Total                                                                                               $64,000.00
